Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of China 3C Group (the “Company”) for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Zhenggang Wang, Chief Executive Officer and Chairman of the Company, and Jian Zhang, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the Report fairly presents, in all material respects, the Company’s consolidated financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

/s/ Zhenggang Wang
Zhenggang Wang
Chief Executive Officer and Chairman
Date: November 15, 2010	(Principal Executive Officer)

/s/ Jian Zhang
Jian Zhang
Chief Financial Officer
Date: November 15, 2010	(Principal Accounting and Financial Officer)